UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) December 24, 2003

                                  NUTEK, INC.
              (Exact name of Registrant as specified in charter)


           Nevada                      0-29087           87-0374623
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)

         6330 McLeod Drive, Suite 1, Las Vegas, NV             89120
        (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number, including area code:   (702) 262-2061

ITEM 5. OTHER ITEMS

On December 8, 2003, Nutek, Inc. (the "Company") issued a press release announcing that the Company would be distributing its ownership interest in Nutek Oil, Inc. to shareholders. Nutek Oil Inc. is a majority owned subsidiary which is traded under the stock symbol NUTO.

The dividend will take the form of a dividend certificate representing restricted common stock, which will be distributed to the Company's beneficial stockholders of record as of the record date, which is January 8, 2004.

The stock dividend will be distributed to owners of the Company's common stock as of the record date in a ratio of one share of dividend stock in the subsidiary to be spun off, for every 500 shares of common stock owned in Nutek Inc.

Certificates for the dividend stock will specify the name of the beneficial owner of such shares and will be mailed directly to such beneficial owner soon after the record date. If a stockholder is already a record owner of the Company holding certificates issued in their name, they do not need to take any further action, as a stock certificate for the dividend will be mailed to them. However, if a stockholder does not yet hold their shares in the Company in certificate form but hold them in street name with a broker, to ensure prompt receipt of such dividend such a stockholder should immediately obtain from their broker a physical certificate representing their shares of common stock of the Company.

All  such requests should be  made  by  stockholders  in  writing.   To  assist
stockholders in this regard, a sample stockholder letter requesting certification of their position has been posted on the Company's web site (www.nutk.com), a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.


Why is Nutek Inc. distributing Nutek Oil's common stock?

There are several reasons for the distribution, including the following:

- it is expected to enhance Nutek Oil Inc.'s ability to raise capital and expand its business;

- it will allow Nutek Inc. to focus on its Datascension division market research core business segment;

- both Nutek Inc. and Nutek Oil will be able to adopt strategies and pursue opportunities appropriate to their specific businesses;

- Nutek Oil may be able to achieve future growth through internal expansion and acquisitions utilizing its own equity;

- to enhance the structure of Nutek Oil, with plans to file a registration statement to become a fully reporting company on the OTC Bulletin Board; and,

- investors will be better able to evaluate the different merits of each business and its future prospects, enhancing the likelihood that each will achieve appropriate market recognition of its performance and potential.


How many shares of Nutek Oil's common stock are being distributed?

All of the shares of Nutek Oil's common stock that Nutek Inc. has an interest in are being distributed to Nutek Inc. shareholders. Nutek Oil will be repurchasing and subsequently canceling approximately 2 million shares of Nutek Oil's common stock, which are currently held by Nutek Inc. The remaining shares are being distributed on a 500 to 1 share basis, meaning Nutek Inc. shareholders will receive one share of Nutek Oil restricted common stock for every 500 shares of Nutek Inc. common stock they own. As Nutek Inc. currently has no fractional shares outstanding, no fractional shares of Nutek Oil common stock will be distributed in the distribution.


Is there a trading market for the shares of Nutek Oil common stock?

Nutek Oil's common stock is currently trading under the ticker symbol NUTO and trades on the "pink sheets".


What is the record date for the distribution?

The record date for the distribution is January 8, 2004. This means that holders of record of Nutek Inc. common stock as of the close of business on that date are entitled to receive shares of Nutek Oil common stock in the distribution.


When will the Nutek Oil shares be distributed?
The Nutek Oil shares will be distributed on or about January 26, 2004.


Who is the distribution agent?

The distribution agent is Transfer Online in Portland, Oregon.


Will the distribution be taxable?

This transaction is not expected to be taxable as the distribution should be treated as a tax-free distribution to Nutek Inc. shareholders.


Who is the transfer agent and registrar for the Nutek Oil common stock?

The transfer agent and registrar for the Nutek Oil common stock is Transfer Online in Portland, Oregon.


How are shares to be distributed to shareholders?

There will be two ways for stockholders to receive their Dividend certificate, as follows:

1. Obtaining Dividend For Nutek's Common Shares - If a stockholder is already a record owner of the Company, holding certificates for Nutek common stock issued in his, her or its name, no further action is needed. The transfer agent will mail a Dividend certificate directly to the record owner. To prevent any delay, we recommend shareholders confirm with the Company's transfer agent their address in the transfer agent's records. If you have or think you may have had a change of address since you were issued your stock certificate, please notify the transfer agent in writing of your change of address. The transfer agent's contact information is:

                    Transfer Online
                    227 SW Pine St., Suite 300
                    Portland, OR 97204
                    Attention: Sally Flaucher
                    Fax No   : (503) 227-2950
                    Tel. No  : (503) 227-6874

PLEASE NOTE: If a stockholder does not yet hold shares of the Company's common stock in certificate form, but holds them in street name with a broker, such beneficial stockholders can request a stock certificate from their broker representing their ownership interest in the Company's common stock. If such certificate is issued to a stockholder prior to the Record Date, that stockholder need do nothing further. The Company's transfer agent will then mail the Dividend certificate directly to those stockholders. To insure receipt of their Dividend certificate, the Company urges all stockholders who do not currently hold their shares of Nutek's common stock in certificate form, and who wish to take part in the Dividend distribution, to immediately request, in writing, from their broker an actual paper stock certificate representing their shares of the Company's common stock. To assist stockholders in this regard, a sample stockholder letter requesting a certificate evidencing their ownership of Nutek has been posted on the Company's website WWW.NUTK.COM. If you have requested a stock certificate from your broker and are experiencing difficulties or unusual delays in obtaining your stock certificate, the Company would like to hear from you immediately. You should notify the Company of any such problems via e-mail at CERTIFICATES@NUTK.COM or via fax at (702) 262-0033.

Such notifications should include a copy of your brokerage statement reflecting your claimed ownership interest in Nutek.

2. Relying on Your Broker's Beneficial Owner List - If you elect not to obtain your stock certificate or a stock certificate that you requested is not issued by the Record Date, your broker will be submitting to the Company's transfer agent within five (5) business days after the Record Date a list of its beneficial owners of Nutek common stock as of the Record Date to enable the transfer agent to issue directly to such beneficial owners the Dividend certificate(s). If you are a stockholder who elected not to request your stock certificate or if you requested your stock certificate and do not receive it by the Record Date, you should contact your broker promptly after the Record Date to insure that your ownership interest in Nutek common stock, as of the Record Date, is included properly on the beneficial owner list that your broker is required to submit to the Company's transfer agent.

Stockholders and brokers should also note that Dividend certificates will be issued first to registered stockholders who hold their shares in certificate form in their name and then to those beneficial stockholders identified in the beneficial owner lists submitted by the brokers. No shares will be issued holders in street name, unless the broker submits their beneficial owner list to the company. The Company will commence mailing Dividend certificates to registered stockholders within ten (10) business days after the Record Date. Accordingly, brokers must submit their beneficial owner lists to the transfer agent within five (5) business days after the Record Date to enable the transfer agent to process the Dividend certificates.

PLEASE NOTE: The Nutek Inc. shareholders ownership interest of this Nutek Oil dividend will only be evidenced by a physical certificate of restricted stock issued by the company. No other form of ownership will be recognized.

The shares certificates will additionally have the following legend on them:

   The shares represented by this certificate are subject to stop-transfer orders by the Company to Transfer Online, the Company's transfer agent, and are NOT transferable unless and until such stop-transfer orders are removed by the Company, which shall be done (if at all)in the Company's sole discretion. The Company will notify the registered holder of this certificate upon any such removal.

Item 7.     Exhibits.

99.1        Form of Stockholder Letter to Broker.

99.2        Notification of Dividend to NASD.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 24, 2003

                              NUTEK, INC.


                              By:
                              /s/ Murray N. Conradie
                              -------------------
                              Murray N. Conradie, President


                                INDEX TO EXHIBITS

Exhibit No.    Description                                        Page
-----------    -----------                                        ----

99.1           Form of Stockholder Letter to Broker.               3

99.2           Notification of Dividend to NASD.                   4